Exhibit 16.1

November 9, 2011

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated October 25, 2011, of AISystems, Inc. and are in agreement with the statements contained in paragraphs 1, 2, 3 and 4 on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

MNP LLP

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